CONFIDENTIAL

This Lease, dated the 11th day of July 1995 Between GENERAL SULLIVAN GROUP, INC., having a mailing address at Sullivan Way, P.O. Box 7509, West Trenton, New Jersey 08628 hereinafter referred to as the Landlord, and

Parties

RBC BEARINGS, having a mailing address at P.O. Box 1237, Newtown, PA 18940-0860 hereinafter referred to as the Tenant, WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows situated in the Township of Ewing County of Mercer and State of New Jersey, being a portion of the building (hereinafter referred to as the "Facility") located on Sullivan Way which is referred to as Lot 3, Block 341.01 on page 5 of the Ewing Township Tax Map, which demised premises is illustrated on Schedule A attached hereto and made a part hereof.

Premises

Term

The term of this demise shall be for five (5) years beginning August 1, 1995 and ending July 31, 2000.

Rent

The rent for the demised term shall be One Million, One Hundred Fifty-seven Thousand, Seven Hundred Dol1ars ($1,157,700.00), which shall accrue at the yearly rate of Two Hundred Thirty-one Thousand, Five Hundred Forty Dollars ($231,540.00)

Payment of Rent

The said rent is to be payable monthly in advance on the first day of each calendar month for the term hereof, in instalments of Nineteen Thousand, Two Hundred Ninety-five and 00/100 Dollars ($19,295.00), plus additional rent as hereinbelow described, at the office of  the Landlord

or as may be otherwise directed by the Landlord in writing.

THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

Peaceful
Possession

First.--The Landlord covenants that the Tenant, on paying the said rental and performing the covenants and condition in this lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

Purpose

Second.--The Tenant covenants and agrees to use the demised premises as a manufacturing plant, for storage and offices, and shipping and receiving goods, wares and merchandise, and other related uses consistent with existing zoning and other ordinances.

and agrees not to use or permit the premises to be used for any other purpose without the prior written consent of the Landlord endorsed hereon.

Default in Pay-
ment of Rent

Abandonment
of Premises

Re-entry and
Reletting by
Landlord

Tenant Liable
for Deficiency

Lien of
Landlord to
Secure

Performance
Attorney's Fees

      Third.--The Tenant shall, without any previous demand therefor, pay to the Landlord, or its agent, the said rent at the times and in the manner above provided. In the event of the non-payment of said rent, or any instalment thereof, at the times and in the manner above provided, and if the same shall remain in default for ten days after becoming due, or if the Tenant shall be dispossessed for non-payment of rent, or if the leased premises shall be deserted or vacated, the Landlord or its agents shall have the right to and may enter the said premises as the agent of the Tenant, (2) without being liable for any prosecution or damages therefor, and may relet the premises as the agent of the Tenant, and receive the rent therefor, upon such terms as shall be satisfactory to the Landlord, and all rights of the Tenant to repossess the premises under this lease shall be forfeited. Such re-entry by the Landlord shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this lease. For the purpose of reletting, the Landlord shall be authorized to make such repairs or alterations in or to the leased premises as may be necessary to place the same in good order and condition. The Tenant shall be liable to the Landlord for the cost of such repairs or alterations, and all expenses of such reletting. If the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this lease, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting. The Tenant shall not be entitled to any surplus accruing as a result of the reletting. The Landlord is hereby granted a lien, in addition to any statutory lien or right to distrain that may exist, on all personal property of the Tenant in or upon the demised premises, to secure payment of the rent and performance of the convenants and conditions of this lease. The Landlord shall have the right, as agent of the Tenant, to take possession of any furniture, fixtures or other personal property of the Tenant found in or about the premises, and sell the same at public or private sale and to apply the proceeds thereof to the payment of any monies becoming due under this lease, the Tenant hereby waiving the benefit of all laws exempting property from execution, levy and sale on distress or judgment. The Tenant agrees to pay, as additional rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this lease.(3)

Sub-letting and
Assignment

      Fourth.--The Tenant shall not sub-let the demised premises nor any portion thereof, nor shall this lease be assigned by the Tenant without the prior written consent of the Landlord endorsed hereon.

Condition of
Premises,
Repairs

      Fifth.--The Tenant has examined the demised premises, and accepts them in their present condition (except as otherwise expressly provided herein) and without any representations on the part of the Landlord or its agents as to the present or future condition of the said premises. The Tenant shall keep the demised premises in good condition, and shall redecorate, paint and renovate the said premises as may be necessary to keep them in repair and good appearance. The Tenant shall quit and surrender the premises at the end of the demised term in as good condition as the reasonable use thereof will permit. The Tenant shall not make any alterations, additions, or improvements to said premises without the

Alterations and
Improvements

Sanitation,
Inflammable
Materials

Sidewalks

prior written consent of the Landlord. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon the premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without compensation to the Tenant. The Tenant further agrees to keep said premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. If this lease covers premises, all or a part of which are on the ground floor, the Tenant further agrees to keep the sidewalks in front of such ground floor portion of the demised premises clean and free of obstructions, snow and ice.

Mechanics'
Liens

      Sixth.--In the event that any mechanics' lien is filed against the premises as a result of alterations, additions or improvements made by the Tenant, the Landlord, at its option, after thirty days' notice to the Tenant, may pay the said lien, without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord the total expense incurred by the Landlord in discharging the said lien, as additional rent hereunder.

Glass

      Seventh.--The Tenant agrees to replace at the Tenant's expense any and all glass which may become broken in and on the demised premises.

Liability of
Landlord

      Eighth.--The Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the premises are a part, or for the acts, omissions or negligence of other persons or tenants in and about the said property. The Tenant agrees to indemnify and save the Landlord harmless from all claims and liability for losses of or damage to property, or injuries to persons occurring in or about the demised premises.

Services and
Utilities

      Ninth.--Utilities and services furnished to the demised premises for the benefit of the Tenant shall be provided and paid for as follows: water by the Tenant; gas by the Tenant; electricity by the Tenant; heat by the Tenant; refrigeration by the Tenant; hot water by the _____________. In addition to the foregoing utilities, all other utilities for the entire Facility (defined in the Rider attached hereto) of which the demised premises is a part, shall be paid for by the Tenant including but not limited to oil, sewer, fire protection, snow removal, lawn maintenance and Tenant's trash removal. The Landlord shall not be liable for any interruption or delay in any of the above services for any reason.

Right to Inspect
and Exhibit

      Tenth.--The Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night to examine the same, or to run telephone or other wires, or to make such repairs, additions or alterations as it shall deem necessary for the safety, preservation or restoration of the improvements, or for the safety or convenience of the occupants or users thereof (there being no obligation, however, on the part of the Landlord to make any such repairs, additions or alterations), or to exhibit the same to prospective purchasers and put upon the premises a suitable "For Sale" sign. For three months prior to the expiration of the demised term, the Landlord, or its agents, may similarly exhibit the premises to prospective tenants, and may place the usual "To Let" signs thereon.

Damage by Fire,
Explosion,
The Elements or
Otherwise

      Eleventh.--In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within 4 days from the happening of such injury, then and in such case the term hereby created shall, at the option of the Landlord, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interest therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may re-enter and re-possess the premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within 5 days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

Observation
of Laws,
Ordinances,
Rules and
Regulations

      Twelfth.--The Tenant agrees to observe and comply with all laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the business to be conducted by the Tenant in the demised premises. The Tenant agrees not to do or permit anything to be done in said premises, or keep anything therein, which will increase the rate of fire insurance premiums on the improvements or any part thereof, or on property kept therein, or which will obstruct or interfere with the rights of other tenants, or conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof. In the event of any increase in insurance premiums resulting from the Tenant's occupancy of the premises, or from any act or omission on the part of the Tenant, the Tenant agrees to pay said increase in insurance premiums on the improvements or contents thereof as additional rent.

Signs

      Thirteenth.--No sign, advertisement or notice shall be affixed to or placed upon any part of the demised premises by the Tenant, except in such manner, and of such size, design and color as shall be approved in advance in writing by the Landlord, which approval shall not be unreasonably withheld or delayed.

Subordination
to Mortgages and Deeds
of Trust

      Fourteenth.--This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said premises are a part. The Tenant agrees to execute, at no expense to the Landlord, any instrument which may be deemed necessary or desirable by the Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.(6)

Sale of
Premises

Rules and
Regulations of
Landlord

      Sixteenth.--The rules and regulations regarding the demised premises, affixed to this lease, if any, as well as any other and further reasonable rules and regulations which shall be made by the Landlord, shall be observed by the Tenant and by the Tenant's employees, agents and customers. The Landlord reserves the right to rescind any presently existing rules applicable to the demised premises, and to make such other and further reasonable rules and regulations as, in its judgment, may from time to time be desirable for the safety, care and cleanliness of the premises, and for the preservation of good order therein, which rules, when so made and notice thereof given to the Tenant, shall have the same force and effect as if originally made a part of this lease. Such other and further rules shall not, however be inconsistent with the proper and rightful enjoyment by the Tenant of the demised premises.

Violation of
Covenants,
Forfeiture of
Lease. Re-entry
by Landlord

Non-waiver
of Breach

      Seventeenth.--In case of violation by the Tenant of any of the covenants, agreements and conditions of this lease, or of the rules and regulations now or hereafter to be reasonably established by the Landlord, and upon failure to discontinue such violation within 7 days after notice thereof given to the Tenant, this lease shall thenceforth, at the option of the Landlord, become null and void, and the Landlord may re-enter without further notice or demand. The rent in such case shall become due, be apportioned and paid on and up to the day of such re-entry, and the Tenant shall be liable for all loss or damage resulting from such violation as aforesaid. No waiver by the Landlord of any violation or breach of condition by the Tenant shall constitute or be construed as a waiver of any other violation or breach of condition, nor shall lapse of time after breach of condition by the Tenant before the Landlord shall exercise its option under this paragraph operate to defeat the right of the Landlord to declare this lease null and void and to re-enter upon the demised premises after the said breach or violation.

Notices

      Eighteenth.--All notices and demands, legal or otherwise, incidental to this lease, or the occupation of the demised premises, shall be in writing. If the Landlord or its agent desires to give or serve upon the Tenant any notice or demand, it shall be sufficient to send a copy thereof by registered (8)mail, addressed to the Tenant at the demised premises, or to leave a copy thereof with a person of suitable age found on the premises, or to post a copy thereof upon the door to said premises. Notices from the Tenant to the Landlord shall be sent by registered mail (9) or delivered to the Landlord at the place hereinbefore designated for the payment of rent, or to such party or place as the Landlord may from time to time designate in writing.

Bankruptcy,
Insolvency,
Assignment for
Benefit of
Creditors

      Nineteenth.--It is further agreed that if at any time during the term of this lease the Tenant shall make any assignment for the benefit of creditors, or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the Tenant, then the Landlord may, at its option, terminate this lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee or other person in charge of the liquidation of the property of the Tenant or the Tenant's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the Tenant, or the Tenant's legal representatives.

Holding Over
by Tenant

      Twentieth.--In the event that the Tenant shall remain in the demised premises after the expiration of the term of this lease without having executed a new written lease with the Landlord, such holding over shall not constitute a renewal or extension of this lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of his term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this lease, except as to duration thereof, and in that event the Tenant shall pay monthly rent in advance at the rate provided herein as effective during the last month of the demised term.

Eminent
Domain,
Condemnation

      Twenty-first.--If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation, this lease, at the option of the Landlord, shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.(10)

Security

      Twenty-second.--The Tenant has this day deposited with the Landlord the sum of $ -0- as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord. The security deposited under this lease shall not be mortgaged, assigned or encumbered by the Tenant without the written consent of the Landlord.

Arbitration

      Twenty-third.--Any dispute arising under this lease shall be settled by arbitration. Then Landlord and Tenant shall each choose an arbitrator, and the two arbitrators thus chosen shall select a third arbitrator. The findings and award of the three arbitrators thus chosen shall be final and binding on the parties hereto.

Delivery of
Lease

      Twenty-fourth.--No rights are to be conferred upon the Tenant until this lease has been signed by the Landlord, and an executed copy of the lease has been delivered to the Tenant.

Lease
Provisions Not
Exclusive

      Twenty-fifth.--The foregoing rights and remedies are not intended to be exclusive but as additional to all rights, and remedies the Landlord would otherwise have by law.

Lease Binding
on Heirs,
Successors, Etc.

      Twenty-sixth.--All of the terms, covenants and conditions of this lease shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto. However, in the event of the death of the Tenant, if an individual, the Landlord may, at its option, terminate this lease by notifying the executor or administrator of the Tenant at the demised premises.

      Twenty-seventh.--This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with the National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by the war.

      Twenty-eighth.--This instrument may not be changed orally.

This Lease is continued on a Rider and Footnote Addendum, both of which are attached hereto and made a part hereof.

     IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.


                                          GENERAL SULLIVAN GROUP, INC.


WITNESS:                                  By: /S/ [ILLEGIBLE]
                                                 -------------------------(SEAL)
                                                            Landlord


/S/ [ILLEGIBLE]                                By [ILLEGIBLE]
-----------------------------                    ------------------------------
                                                 RBC BEARINGS


/S/ [ILLEGIBLE]                           By:
-----------------------------                    -------------------------(SEAL)
                                                            Tenant

                            RIDER TO LEASE AGREEMENT
                                    BETWEEN
                   GENERAL SULLIVAN GROUP, INC., AS LANDLORD
                                      AND
                            RBC BEARINGS, AS TENANT
                               DATED JULY 11, 1995
                   -------------------------------------------

Twenty-ninth.--The demised premises is the cross-hatched areas shown on the annexed Schedules "A-1", "A-2" and "A-3".

Thirtieth.--Tenant shall leave the demised premises broom-clean and shall remove all machinery and equipment, repairing any resulting voids in the floors or walls; provided that Tenant shall have no responsibility to repair the floors or walls of any structure which Landlord intends to demolish, and Landlord agrees to respond promptly in writing with respect to such intention at Tenant's request. Landlord shall pay for any major structural repairs to exterior walls and roofs. The Landlord and Tenant agree that the improvements listed below (hereinafter referred to as the "Improvements") will be made to the building located on Sullivan Way in Ewing Township which includes the demised premises (hereinafter referred to as the "Facility"). The Landlord will be responsible for having the Improvements completed and will obtain financing for them, but the cost of the Improvements will be the responsibility of the Tenant to the extent provided below, which cost will be paid monthly by the Tenant as additional rent. These monthly payments will include principle based on the fixed amortization periods described below, plus interest as charged by the lender which has provided the financing for the Improvements to the Landlord. The period over which the various Improvements will be amortized is set forth in the table below, together with the current estimate of the cost. The Tenant acknowledges and agrees that the current estimate of the cost may change before it is finalized. The Tenant further agrees to pay the actual cost of the Improvements, plus interest, to the extent that such costs are amortized during the Term of the lease and any extensions thereof.

                                   Amortization
Improvement                        (In Months)                   Total Cost
-----------                         ------------                 ----------

Corporate and Plant Offices             60                        $364,900
(Items 1, 2, 5, 6, 7, 9)
Painting (Item 8)                       60                          27,500
Lighting (Item 4)                      120                         125,000
Office HVAC (Item 3)                   120                         130,000
Resurface Parking Lot (Item 10)         96                          55,850
                                                                  --------
                                                                  $703,250

The lease will start at the same time the payment for the improvements are completed. No payment for improvements shall be made until the improvement is completed.

The nature and scope of the Improvements which the Landlord has agreed to make pursuant to this paragraph are more specifically described in the Items referenced above which appear on the proposal dated June 19, 1995 which is attached hereto as Exhibit "A" and made a part hereof. (The parties acknowledge that the proposal does not include replacing the plant doors, and that the Landlord may determine to use a contractor other than the one who prepared the proposal.) Based upon the figures in the above table (but subject to adjustment as hereinabove provided), the specific amount that the Tenant will pay towards the Improvements is $9,246.77 per month plus the amount of interest charged to the Landlord by its lender for the 60 month term of the lease. (If, for example, the calculation was based upon today's prime rate and level loan amortization, this would translate into a monthly payment of principal and interest of $11,517.59. If the lease is extended beyond the initial 60 month term, the payments for the Improvements (subject to adjustment as hereinabove provided) would be $25,707 plus interest through the 96th month. If the lease is extended beyond the 96th month to a term of up to 120 months, the payments for months 96 through 120 would be $2,125(subject to adjustment as hereinabove provided) plus interest. Anything herein to the contrary not withstanding, the pricing of the Improvements' amortization described above is intended solely to demonstrate the method in which the Landlord's expense in providing the Improvements will be liquidated. The term of this lease remains at five years, subject to the Tenant's option to extend contained in paragraph Forty-Fifth below, and subject further to the Tenant's option to terminate as described in paragraph Thirty-sixth below.

In addition to the above-identified improvements, the Landlord may choose (but shall not be obligated to) replace the heating system in the Facility. In that event, the amount of the reduction in the Tenant's energy costs associated with such replacement shall be paid to the Landlord on a monthly basis.

      Thirty-first.--Subject to the requirement that the Landlord and tenants other than the Tenant remove their own industrial waste as provided for in paragraph Thirty-third, Tenant agrees to provide at its sole cost and expense all utilities and services to the Facility, and not just those utilities required for the demised premises. The utilities for which the Tenant shall be responsible include but are not limited to the cost of electricity, gas, oil, water, sewer, fire protection, snow removal, lawn maintenance and Tenant trash removal. In addition, the Tenant further agrees to be responsible for the routine maintenance of any heating and Tenant air conditioning apparatus, in all instances for the entire Facility including the areas retained by Landlord. In the event that the Landlord chooses in its sole discretion to replace air conditioning apparatus in the Facility, the Tenant's maintenance obligation for such new equipment shall be limited to normal maintenance including, by way of illustration and not of limitation, filter replacement. If new air conditioning apparatus is purchased by the Landlord, it will be covered by the manufacturer's warranty and the Landlord will be responsible for enforcing that warranty. Anything herein to the contrary notwithstanding, however, in the event that the Landlord increases the intensity of its operations by, for example, adding DeMaris Steel's operations to the Facility, the Landlord will reimburse the Tenant for the cost of the increased utilities usage.

      Thirty-second.--Tenant agrees to maintain fire and security protective service and supervisory service for the Facility at all times during the term of this Lease. Tenant further agrees to pay for any routine service with respect to the sprinkler system in the demised premises.

      Thirty-third.--With respect to servicing of sanitary sewage, it is understood and agreed that the Tenant shall assume this obligation for the entire Facility and further agrees that it will give the Landlord the privilege of using said facilities for its own use with respect to the demised premises; provided, however, that the Landlord shall be responsible and hold harmless and indemnify the Tenant for any discharges into the sanitary sewer by the Landlord, by Landlord's lessees (other than the Tenant) or by anyone with the permission of the Landlord, and Landlord shall inform Tenant of any such discharges in violation of Tenant's industrial wastewater permit within 72 hours of Landlord's becoming aware of same. The Landlord agrees that it will release any treated wastewater from this process into sewer lines below the point of testing for the Tenant. The Landlord will be solely responsible for the testing of this discharge wastewater. Landlord and Tenant will each bear the responsibility for the cost of the removal and servicing of their own respective hazardous, industrial, special production and municipal waste. Landlord and Tenant will each hold harmless and indemnify the other for any liability with respect to such removal and servicing. Notwithstanding the provisions of paragraph Ninth of this Lease, in the event that the Landlord increases operations at the facility such as through the addition of new tenants, the Landlord will reimburse the Tenant for the additional usage resulting from such additional tenants.

      Thirty-fourth.--(a) Tenant shall, at Tenant's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA") that apply to Tenant. Any remedial action required to be undertaken by the Tenant shall be limited to (i) contamination caused by the Tenant's operations and activities in the demised premises, and (ii) portions of the Facility not included within the demised premises which have been contaminated by the Tenant's operations and activities. Further, the Tenant shall not have any obligations under this Lease with respect to Damages, as that term is defined in paragraph 3 of that certain Inventory Purchase and Indemnification Agreement dated March 16, 1992 between Roller Bearing Company of America, Inc. and General Sullivan Group, Inc. against which the Tenant is indemnified and saved harmless under said Agreement. The Landlord shall be responsible for remedial action required with respect to
(i) the portions of the Facility lying outside of the demised premises, as well as (ii) contamination occurring within the demised premises which is the result of the Landlord's operations and activities.

            (b) The costs of preparing all required submissions to the DEP and performing sampling shall be borne by the party who has triggered ISRA compliance (the "Triggering Party"). These obligations, as distinguished from the allocation of responsibility for remediation, shall extend to the entire Facility. The party which has not triggered ISRA shall cooperate with the Triggering Party by (i) executing properly completed and accurate documents required to comply with ISRA at no cost to the Triggering Party; and (ii) undertaking any other actions required to comply with ISRA so long as the cost of those actions is borne by the Triggering Party.

            (c) Provided this Lease is not previously cancelled or terminated by either party or by operation of law, Tenant shall commence its ISRA submission to the DEP in anticipation of the end of the lease term, no later than nine months prior to the expiration of the lease term.

            (d) Promptly upon the receipt or generation by either party or their representatives of environmental documentation concerning the other, each party shall deliver such environmental documentation to the other.

            (e) Tenant shall notify Landlord, and Landlord shall notify Tenant in advance of all meetings scheduled between Tenant or Landlord or their representatives and NJDEP or any other environmental authority, and either party or their representatives shall have the right, without the obligation, to attend and participate in all such meetings.

            (f) Should the Element or any other division of NJDEP or other governmental authority determine that a remedial action workplan be prepared and that remediation be undertaken because fill materials, or hazardous or toxic substances, pollutants or wastes exist, or have been spilled, discharged or placed in, on, or under or about the demised premises during the lease term, which are the Tenant's responsibility under subparagraph Thirty-fourth (a) above, Tenant shall, at Tenant's own expense, promptly prepare and submit a remedial action workplan. Which plan if required shall be satisfactory to NJDEP, and shall promptly implement the approved remedial action workplan to the satisfaction of NJDEP. However, unless specifically otherwise agreed in writing by the Landlord, in no event shall Tenant's remedial action involve engineering or institutional controls, including without limitation capping, deed notice, declaration of restriction or other institutional control notice pursuant to P.L. 1993, c.139. Promptly upon completion of all required investigatory and remedial activities, Tenant shall restore the affected areas of the premises from any damage or condition caused by the work, including without limitation closing, pursuant to law, any wells installed at the premises. In the event the Landlord shall undertake remediation or investigatory activities in the demised premises, the Landlord shall restore the affected areas of the demised premises from any damage or condition caused by the work including, without limitation, closing, pursuant to law, any wells installed at the premises.

            (g) If as a result of contamination defined under paragraph Thirty-fourth, Tenant fails to obtain either: (i) an unconditional approval of Tenant's negative declaration; or (ii) a no further action letter with respect to Tenant's remedial action workplan; (collectively referred to as "ISRA Clearance") from the Element prior to the expiration or earlier termination of the lease term, then upon the expiration or earlier termination of the lease term Landlord shall have the option either to consider the Lease as having ended or to treat Tenant as a holdover tenant in possession of the premises. If Landlord considers the Lease as having ended, then Tenant shall nevertheless be obligated to promptly obtain ISRA Clearance. If Tenant's failure to obtain ISRA Clearance has made the demised premises unrentable and to treat the Tenant as a holdover tenant (such determination hereinafter referred to as a "Holdover Determination"), then Tenant shall pay monthly to Landlord the regular and additional monthly rent which Tenant would otherwise have paid, until such time as Tenant obtains ISRA Clearance, and during the holdover period all of the terms of this Lease shall remain in full force and effect. The Landlord agrees that it will not make a Holdover Determination if the demised premises is rentable. If the Tenant provides written notice to the Landlord that it disputes the Landlord's Holdover Determination within ten business days of Tenant's receipt thereof, the Tenant shall be entitled to seek arbitration on the issue of whether the demised premises is rentable. Such arbitration shall be conducted in Mercer County, New Jersey pursuant to the rules of the American Arbitration Association. In the event that the Landlord and the Tenant are not able to agree on a single arbitrator, each of the Landlord and the Tenant shall select their own arbitrator, and those two arbitrators shall select a third. The determination of the majority of the arbitrators selected shall be binding on both parties.

            (h) Tenant and Landlord shall permit each other and their agents, servants and employees, including but not limited to legal counsel and environmental consultants and engineers, access to portions of the Facility under their respective control for the purposes of environmental inspection and sampling during regular business hours, or during other hours either by agreement of the parties or in the event of any environmental emergency. Neither party shall restrict access, nor impose any unreasonable conditions to access. In the event that an environmental inspection shall include sampling and testing, each party shall use its best efforts to avoid unreasonably interfering with the other's use of the premises, and upon completion of sampling and testing shall, to the extent reasonably practicable, repair and restore the affected areas of the premises from any damage caused by the sampling and testing.

            (i) Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which Landlord may incur resulting directly or indirectly, wholly or partly from Tenant's action or non-action with regard to Tenant's obligations under this paragraph. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including without limitation counsel, engineering and other professional or expert fees, which Tenant may incur resulting directly or indirectly, wholly or partly from Landlord's action or non-action with regard to Landlord's obligations under this paragraph.

            (j) This paragraph shall survive the expiration or earlier termination of this Lease.

      Thirty-fifth.--Tenant shall have the sole use of the hazardous waste detention bunker located adjacent to the heater tank farm on the east side of the Facility, said use to be at Tenant's sole risk. Tenant shall indemnify and save the Landlord harmless from all claims and liability arising from or related to Tenant's use of the aforementioned bunker, including reasonable attorneys' fees and legal costs. Said bunker shall be considered to be part of the demised premises.

      Thirty-sixth.--At any time after the 34th month of the term of this Lease the Tenant shall have the right to terminate this Lease by providing the Landlord with a minimum of nine month's written notice. In no event shall this Lease be terminated any sooner than 43 months after it commences. If the Tenant chooses to terminate this Lease in accordance with this paragraph, the Tenant shall pay to the Landlord upon the effective date of such termination, cancellation charges equal to 30% of the remaining rent due under the Lease and 30% of the additional rent representing real estate taxes on the demised premises for the balance of the term of the Lease. In addition to the aforesaid termination charges, the Tenant shall also pay the balance of its share of the actual cost of the improvements identified in paragraph Thirtieth.

      Thirty-seventh.--Tenant agrees to hold the Landlord harmless for claims arising out of the Tenant's use of the demised premises, and agrees that insurance covering the Tenant's liability shall be maintained throughout the life of the Lease or a renewal thereof, with a certificate of insurance furnished to the Landlord from time to time by the Tenant indicating the limit applying to each person and to each accident for bodily injury liability, limit applying to each accident and the aggregate limit applying to property damage liability, which limits shall be no less than $1 Million. Tenant shall maintain at its sole cost fire and hazard insurance covering the Facility, in the amount of $3.5 Million or such other amount as may be mutually agreed by the parties to reflect a changed value, and shall cause Landlord to be added to said insurance as a named insured. Tenant shall deliver certificates of such insurance coverage to Landlord upon request.

      Thirty-eighth. - Tenant agrees that, in addition to the annual rental, as additional rent it shall assume and pay all real estate taxes and sewer rents on the entire property, including any future increases thereof. The Landlord will reimburse the Tenant for that portion of the real estate taxes imposed with respect to the Facility which are not occupied by the Tenant. It is anticipated that the Landlord's reimbursement to the Tenant will amount to 34.62% of the total amount of taxes imposed on the Facility. Tenant shall have the right to contest, at its own expense, before the appropriate tribunals and authorities, any real estate tax or assessment, levied, assessed or imposed on the demised premises during the term of this Lease. Landlord, at no expense to it, shall cooperate with Tenant in such contest. From any refund obtained by Tenant, Tenant may deduct and retain the costs and expenses of such proceeding and the balance of such refund, to the extent of Tenant's payment for or liability for taxes for the years concerned, shall belong to and be the sole property of Tenant. Any excess real estate taxes which shall be paid by Tenant hereunder shall be adjusted and pro-rated at the expiration of the term hereof in the event that the then current tax year and the expiration of the term hereof do no coincide. If any increase in real estate taxes occurs as a result of an action made by Landlord, i.e. sale of the building, then the Landlord shall be responsible for any resulting increase of the taxes.

      Thirty-ninth.--It is understood and agreed by and between the parties hereto that Landlord shall have the right to assign the proceeds of this Lease for its financial purposes.

      Fortieth.--Tenant shall be solely responsible for any claims or liabilities resulting from discharges or emissions by Tenant, and Tenant shall hold harmless and indemnify Landlord against any claim arising therefrom. With respect only to the relationship between Landlord and Tenant, Landlord shall be solely responsible for any claims or liabilities resulting from discharges or emissions by anyone other than Tenant (including the Landlord and other parties utilizing the Facility), and

 Landlord shall hold harmless and indemnify Tenant against any claims arising therefrom.

      Forty-first.--Tenant hereby grants the right to the Landlord to construct and lay a water line from a fire plug presently existing adjacent to the demised premises to the premises now or formerly occupied by the Winner Manufacturing Co., Inc., or to any future building that may be erected on the Landlord's premises, for the period of the duration of the Lease, at Landlord's sole cost and expense.

      Forty-second.--All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand or mailed, certified or registered mail with postage prepaid:

            (a) If to Landlord, to:

            General Sullivan Group, Inc.
            Sullivan Way, P.O. Box 7367
            West Trenton, New Jersey 08628
            Attention:  William F. Trainer

            With a copy to

            Fox, Rothschild, O'Brien & Frankel
            997 Lenox Drive
            Lawrenceville, NJ 08648-2311
            Attention:  Phillip E. Griffin, Esq.

or to such other person or address as Landlord shall furnish Tenant in writing.

            (b) If to Tenant, to:

            RBC Bearings
            P.O. Box 1237
            Newtown, PA 18940-0870
            Attention:  Michael Gostomski,
                        Executive Vice President

or to such other person or address as Tenant shall furnish Landlord in writing.

      Forty-third.--Landlord shall at any time and from time to time upon not less than ten day's prior notice from Tenant, execute, acknowledge and deliver to Tenant a statement in writing setting for the commencement date, the termination date and the rent under this Lease and certifying (i) that this Lease is unmodified and in full force and effect (or if there has been any modification, that the same is in full force and effect as modified and stating the modification), (ii) the dates to which the rent has been paid in advance if any, (iii) whether or not the knowledge of Landlord, Tenant is in default in performance of any of its obligations under this Lease and, if so, specifying each such default of which Landlord may have knowledge, (iv) whether Landlord has made any claims against Tenant under this Lease and, (v) whether there exist any offsets or defenses against enforcement of any of the terms of this Lease upon the part of Landlord to be performed, and if so, specifying the same, and (v) such further information with respect to this Lease or the premises as Tenant may reasonably request, it being intended that such statement delivered pursuant hereto, shall be binding upon Landlord and may be relied upon by Tenant, by any lessee or prospective lender to Tenant. The failure to deliver such statement within such time shall be conclusive upon Landlord that this Lease is in full force and effect without modification, and except as may be represented by Tenant, there are no uncured defaults by Tenant.

      Forty-fourth.--Landlord hereby gives Tenant the right to place a mortgage on the leasehold estate during the lease term and any renewal thereof, and Landlord agrees to execute any document that Tenant's lender may reasonably require.

      Forty-fifth.--The Tenant shall have the option to extend the term of this lease for one two-year period upon the same terms and conditions as are herein provided, except that the base rent shall be increased in proportion to the increase in the Consumer Price Index as more fully described below, and the Tenant shall be obligated to make certain additional payments in connection with the Improvements described in paragraph Thirtieth, also described below.

            The base annual rent payable under this Lease during the two year renewal term shall equal the initial annual rent of $231,540.00 multiplied by a fraction, the numerator of which is the Consumer Price Index for Urban Wage Earners and Clerical Workers for the Philadelphia--New Jersey Area (hereinafter referred to as the "CPI") for the month of July in the year 2000 and the denominator of which shall be the CPI for the month of August, 1995. The new annual rent, which is the product of the initial annual rent multiplied by said fraction, shall be paid in 12 equal monthly installments on the first day of each and every month during the two year option period, together with all additional rent and other payments herein provided for.

            During the two year option period, the Tenant shall also continue to pay in each year the annual amounts which had previously been paid by Tenant as the Tenant's share of the Improvements described in paragraph Thirtieth.

            Tenant's option to extend the term of this Lease for the two year option period provided for in this paragraph shall be exercised by the Tenant giving written notice in the manner provided for in this Agreement at least nine months prior to the expiration of the initial five year term of this Lease. It shall be a condition precedent to the exercise of this option that at the time of the exercise thereof, the Tenant shall not be in default under this Lease.

      Forty-sixth.--All exhibits to this Lease any and all rider and footnote provisions attached to this Lease are hereby incorporated into this Lease. If any provision contained in any rider hereto is inconsistent or in conflict with any printed provision of this Lease, the provision contained in such rider shall supersede said printed provision and shall control.

      Forty-seventh.--All consents and approvals required under this Lease by either party shall not be unreasonably withheld or delayed.

      Forty-eighth.--Tenant shall repair and maintain the parking areas at Tenant's own cost and expense.

      Forty-ninth.--Nothing in this Lease is intended to abrogate or otherwise diminish the force or effect of the indemnification contained in the Inventory, Purchase and Indemnification Agreement more fully described in paragraph Thirty-fourth. Rather, Tenant and Landlord intend that the indemnification shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties have set their hands and seals the day and year above written.

ATTEST:                             GENERAL SULLIVAN GROUP, INC.

/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
-----------------------             By:--------------------------

                                                        Chairman

ATTEST:                             RBC BEARINGS

/s/ [ILLEGIBLE]                           /s/ [ILLEGIBLE]
-----------------------             By:---------------------------

      [TEXT ILLEGIBLE]

      Please consider this proposal dated June 19, 1995 for renovation of Roller Bearing Corporate Offices as per prints dated 5/1/95.

            1. Demolition  and removal of old piping. ................ $ 39,000.
            2. Construct new corporate and plant offices
                 including: Block work, metal studs,
                 drywall, doors, windows and trim. ...................  210,500.
            3. A/C and heat, corporate and plant offices only.........  130,000.
            4. Electric work, corporate and plant offices,
                 including: Lighting, receptacles,
                 emergency lighting, transformers and  panels. .......  125,000.
            5. Plumbing for corporate and plant offices,
                 cafeteria and lunchroom, and water fountains. .......   53,000.
            6. Sprinkler system. Relocation of Main and Heads
                 in corporate and plant offices. .....................   38,000.
            7. Floor Covering. .......................................   26,400.
            8. Paint and Stain. ......................................   27,500.
            9. Concrete work on first floor. Remove wood block
                 floor. Dispose by others. Pour 3" concrete.
                 4000 psi, secure pour to existing floor. ............   32,000.
            10. Pave parking lot main entrance, ......................   55,860.

                                                                  -------------
                                          TOTAL OF ABOVE             $ 737,250.

Acceptance of Proposal -- The above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above.

                                               Signature ------------------

Date of Acceptance:
                    -------------------------  Signature
                                                          -----------------

                              Exhibit "A"

Schedule "A"

[FLOOR PLAN]

            - Main Floor
            - RBC (Cross hatch)

                                    Schedule

            -RBC Office, 2nd Floor

[FLOOR PLAN]

                                    Schedule

      [Drawing showing location of RBC building at Sullivan Way]

                                    Schedule

                      FOOTNOTE ADDENDUM TO LEASE AGREEMENT

                                     BETWEEN

                     GENERAL SULLIVAN GROUP, INC., AS LANDLORD

                                       AND

                             RBC BEARINGS, AS TENANT

                               DATED JULY 11,1995

                    -----------------------------------------------

      This Addendum contains footnotes to the Lease Agreement (the "Lease") between General Sullivan Group, Inc., as Landlord, and RBC Bearings, as Tenant.

      1. Notwithstanding the term described on the first page of the preprinted form of the Lease, the term of the Lease will commence on the first day of the month immediately following the completion of the improvements, and continue for a period of five years from that commencement date. The Tenant also shall have the option to extend the term of the Lease for two years as more fully described in paragraph Forty-fifth of the Rider to Lease Agreement.

      2. Pursuant to operation of law

      3. Nothing in this paragraph Third shall be construed as a waiver by the Tenant of any statutory or common law obligation of the Landlord to mitigate damages.

      4. One Hundred Fifty (150)

      5. One Hundred Fifty (150)

      6. The subordination provided for hereunder by the Tenant to any future mortgagees is conditioned on receipt by the Tenant from the mortgagees of a non-disturbance agreement executed by such mortgagee substantially similar in substance to that attached hereto as Exhibit B and made a part hereof.

      7. Twenty (20)

      8. or certified

      9. or certified

      10. Nothing contained herein shall preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord's award or the award of any mortgagee.

ATTEST:                                   GENERAL SULLIVAN GROUP, INC.


/s/ [ILLEGIBLE]                           By /s/ [ILLEGIBLE]
--------------------------------          -----------------------------


ATTEST:                                   RBC BEARINGS


/s/ [ILLEGIBLE]                           By /s/ [ILLEGIBLE]
--------------------------------          -----------------------------

                                    GUARANTY

      In consideration of the execution of the within lease by the Landlord, at the request of the undersigned and in reliance of this guaranty, the undersigned hereby guarantees unto the Landlord, its successors and assigns, the prompt payment of all rent and the performance of all of the terms, covenants and conditions provided in said lease, hereby waiving all notice of default, and consenting to any extensions of time or changes in the manner of payment of performance of any of the terms and conditions of the said lease the Landlord may grant the Tenant, and further consenting to the assignment and the successive assignments of the said lease, and any modifications thereof, including the sub-letting and changing of the use of the demised premises, all without notice to the undersigned. The undersigned agrees to pay the Landlord all expenses incurred in enforcing the obligations of the Tenant under the within lease and in enforcing this guaranty.

Witness:

        ----------------------            ---------------------------(SEAL)

        ----------------------            ---------------------------(SEAL)

Date:
       ----------------------

                                      Lease

                        -----------------------------------


                          GENERAL SULLIVAN GROUP, INC.

                                                  Landlord

                                       to

                                  RBC BEARINGS

                                                   Tenant

                    =====================================

                                Premises leased:

                      From:...............................

                      To:.................................

                    ASSIGNMENT AND ACCEPTANCE OF ASSIGNMENT

For value received the undersigned Tenant hereby assigns all of said Tenant's
right, title and interest in and to the within lease from and after     unto

heirs, successors and assigns, the demised premises to be used and occupied for and for no other purpose, it being expressly agreed that this assignment shall not in any manner relieve the undersigned assignor from liability upon any of the covenants of this lease.

Witness:

        ----------------------            ---------------------------(SEAL)

        ----------------------            ---------------------------(SEAL)

Date:
       ----------------------

      In consideration of the above assignment and the written consent of the Landlord thereto, the undersigned assignee, hereby assumes and agrees from and
after           to make all payments and to perform all covenants and conditions provided in the within lease by the Tenant therein to be made and performed.

Witness:

        ----------------------            ---------------------------(SEAL)

        ----------------------            ---------------------------(SEAL)

Date:
       ----------------------

                              CONSENT TO ASSIGNMENT

      The undersigned Landlord hereby consents to the assignment of the within lease to _______ on the express conditions that the original Tenant

                     , the assignor, herein, shall remain liable for the prompt payment of the rent and the performance of the convenants provided in the said lease by the Tenant to be made and performed, and that no further assignment of said lease or sub-letting of any part of the premises thereby demised shall be made without the prior written consent of the undersigned Landlord.

                                          ---------------------------
                                                 Landlord

Date:  ----------------------          By
                                          ---------------------------